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EXHIBIT 11.2




                          QUICKRESPONSE SERVICES, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)



                                                     Three Months Ended
                                                         March 31,
                                                  -----------------------
                                                     1996          1995
                                                  ---------     ---------
FULLY-DILUTED SHARES
Weighted average common shares outstanding        8,312,838     8,160,079
Common equivalent shares                            308,640       311,422
                                                  ---------     ---------
                                                  8,621,478     8,471,501
                                                  ---------     ---------
                                                  ---------     ---------
Net earnings                                         $1,371        $1,012
                                                  ---------     ---------
                                                  ---------     ---------
Earnings per common and common equivalent share       $0.16         $0.12
                                                  ---------     ---------
                                                  ---------     ---------



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